UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026 (June 8, 2026)

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2026, Brand Engagement Network, Inc. (the “Company” or “BEN”) entered into definitive agreements establishing INTERVENT Health AI, Inc. in the State of Delaware (“INTERVENT Health AI”), a healthcare artificial intelligence joint venture formed with INTERVENT International, LLC (“INTERVENT”) to develop, deploy and commercialize AI-powered health coaching solutions utilizing BEN’s conversational AI and INTERVENT’s clinically validated health coaching methodologies, proprietary healthcare datasets and industry expertise.

Key terms include:

● Formation of a 50/50 joint venture between BEN and INTERVENT;

● Exclusive five-year North American commercialization, technology development and AI platform arrangement between INTERVENT Health AI and SKYE AI USA, LLC (“SKYE”), a wholly owned subsidiary of BEN, subject to agreed performance milestones;

● Proposed non-exclusive international reseller arrangements through BEN-affiliated entities in Latin America and Africa, pursuant to which INTERVENT Health AI is expected to receive 50% of gross revenues generated from such sales, after agreed commissions and business development expenses;

● BEN, through SKYE, is entitled to receive 35% of certain revenues generated by INTERVENT Health AI from software, services and commercialization activities under the North American commercialization arrangement, net of agreed commissions and third-party fees;

● Establishment of a Board of Directors consisting of one BEN-appointed director, one INTERVENT-appointed director and one mutually agreed independent director appointed by the founding shareholders; and

● Authorization of a capital structure consisting of 100,000,000 shares of Class A Common Stock and 10,000,000 shares of Class B Preferred Stock.

Pursuant to the Shareholder Agreement, BEN and INTERVENT each received 32,500,000 shares of Class A Common Stock, representing 50% of the issued and outstanding common equity of INTERVENT Health AI. An additional 30,000,000 shares of Class A Common Stock were reserved for future issuance, and 5,000,000 shares were reserved for a future long-term incentive plan. Additionally, BEN and INTERVENT each received 5,000,000 shares of Class B Preferred stock, valued at $1.00 per share, as consideration for pre-paid licenses to Health AI for use of the respective companies’ intellectual property.

The Shareholder Agreement provides customary governance, pre-emptive rights and ownership protection provisions, including restrictions on issuances that would reduce either founding shareholder below specified ownership thresholds without approval.

In connection with the formation of INTERVENT Health AI, BEN, through SKYE, has agreed in principle and to the material terms of a Reseller and Services Agreement, pursuant to which BEN will be appointed the exclusive provider of certain AI platform development, training, deployment and related technology services for INTERVENT Health AI in North America, excluding Latin America, for an initial five-year term, subject to agreed performance milestones.

Additionally, INTERVENT Health AI has agreed to the material terms of proposed non-exclusive international reseller arrangements providing for the commercialization of INTERVENT Health AI services through BEN-affiliated entities in Latin America and Africa. Subject to the terms of the applicable reseller agreements, INTERVENT Health AI is expected to receive 50% of gross revenues generated from such sales, after deduction of agreed commissions and business development expenses.

The parties intend for INTERVENT Health AI to leverage BEN’s conversational AI technologies together with INTERVENT International’s proprietary healthcare assets, including clinical research datasets, telehealth coaching interactions with more than 2,000,000 people, care pathways and related intellectual property, to develop a suite of AI-driven health coaching products designed for direct-to-consumer, employer, healthcare and enterprise markets.

The foregoing description of the Shareholder Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

●	10.1	Founding Shareholders Agreement dated June 8, 2026, by and between Brand Engagement Network, Inc., and INTERVENT International, LLC.
●	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: June 9, 2026	By:	/s/ Tyler Luck
	Name:	Tyler Luck
	Title:	Chief Executive Officer